Evolve Transition Infrastructure Announces
Court Approval of Mesquite Settlement Agreement

HOUSTON, June 7, 2022 – Evolve Transition Infrastructure LP (“Evolve”) (NYSE American: SNMP) today announced the approval by the United States Bankruptcy Court for the Southern District of Texas of the previously announced Settlement Agreement between Evolve and Mesquite Energy, Inc. (“Mesquite”) and certain of their respective affiliates resolving outstanding claims between the parties.

As part of the Settlement Agreement, Mesquite will pay $10 million to Evolve and each of the parties to the Settlement Agreement will execute and deliver to each other party to the Settlement Agreement customary releases providing for, among other things, the release of all claims (including relating to historic payments), causes of action and demands accruing prior to the date of the Settlement Agreement. The parties have agreed to exchange the payment and customary releases within 5 days of the Bankruptcy Court’s order approving the Settlement Agreement becoming non-appealable or such earlier date as may be agreed by the parties.

Concurrent with the execution of the Settlement Agreement, Evolve and Mesquite entered into the previously announced Amended and Restated Firm Gathering and Processing Agreement (“Restated Gathering Agreement”) pursuant to which Evolve received an additional dedication of Mesquite’s Eastern Catarina acreage position in Dimmit, La Salle, and Webb counties in Texas and the payment of amounts equaling approximately $5 million from Mesquite. Further, the Restated Gathering Agreement extends the term of Evolve’s previous firm gathering and processing agreement with Mesquite and provides a separate rate for new production in Mesquite’s Catarina acreage which solidifies Evolve’s commercial position regarding its current gathering and processing operations with Mesquite.

Evolve expects to use the proceeds from the payments received and to be received in connection with the Settlement Agreement and Restated Gathering Agreement for both debt repayment and general partnership expenses. As a result, Evolve anticipates less than $30 million of total debt outstanding as of September 30, 2022, which represents a significant reduction from $180 million as of December 31, 2018.

“Today’s settlement of our prior disputes with Mesquite represents a critical step forward for Evolve and we are pleased with this favorable outcome,” said Randall Gibbs, CEO of the general partner of Evolve. “The settlement proceeds will allow us not only to pay down debt but move forward with a renewed focus on our continued dedication to the energy transition.”

About Evolve Transition Infrastructure LP

Evolve Transition Infrastructure LP (NYSE American: SNMP) is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources.

Additional information about Evolve can be found in its documents on file with the SEC which are available on its website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

Contacts

Charles Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477

Forward-Looking Statements

This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.